UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2010

CNL Macquarie Global Growth Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-156479	26-3859644
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

CNL Macquarie Global Growth Advisors, LLC (the “Advisor”) is the advisor of CNL Macquarie Global Growth Trust, Inc. The Advisor is a Delaware limited liability company formed as a joint venture between affiliates of both CNL Financial Group, LLC and Macquarie Capital Funds Inc. Macquarie Capital Funds Inc. is a subsidiary of Macquarie Group Limited (“Macquarie”). On February 12, 2010, Macquarie entered into an agreement to sell the majority of its Australian core real estate funds management platform to Charter Hall Group. The proposed sale will include the management business of Macquarie Office Trust, Macquarie CountryWide Trust and Macquarie Direct Property Funds (which includes Macquarie Direct Property Fund, Macquarie Martin Place Trust and Macquarie Property Income Fund). Further, as part of the sale, Charter Hall Group will also acquire the asset service and property management businesses that support these funds. It is expected that the proposed sale to Charter Hall Group will close in March 2010. The proposed transaction with Charter Hall Group will not affect Macquarie’s ownership of the Advisor.

It is currently anticipated that upon the completion of the transaction, Macquarie Capital Funds and its affiliates will manage a global real estate portfolio with assets valued over $6 billion.

In connection with the announcement of the foregoing transaction, Macquarie issued a press release, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed with this report:

Exhibit No.	Description

99.1	Press Release dated February 12, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 12, 2010	CNL MACQUARIE GLOBAL GROWTH TRUST, INC.

	By:	/s/ CURTIS B. MCWILLIAMS
	Name:	Curtis B. McWilliams
	Title:	President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 12, 2010

4